4828 Loop Central Drive
Houston TX 77081
Telephone 713-966-8966
Fax 713-218-4595
www.littonloan.com
Report on Assessment of Compliance
With Regulation AB Servicing Criteria
Litton Loan Servicing LP (the "Servicer") is responsible for assessing compliance as of and for the year ended December 31, 2006 (the "Reporting Period") with the servicing criteria set forth in Section 229.1122 (d) of the Code of Federal Regulations (the "CFR"), except for the criteria set forth in Sections 1122(d)(4)(xv), 1122(d)(3)(i)(C) and 1122(d)(3)(ii) regarding the waterfall calculation (which are the responsibility of the Trustee), 1122(d)(4)(i) and 1122(d)(4)(ii) (which are the responsibility of the Custodian), and 229.1122(d)(1)(iii) in the CFR, which the Servicer has concluded is not applicable to the servicing activities it performs with respect to the asset-
backed securities transactions covered by this report (the "Applicable Servicing Criteria"). The transactions covered by this report include the asset-backed securities transactions, which were completed after January 1, 2006, and that were registered with the SEC pursuant to the Securities
Act of 1933 or were not required to be registered (the "Platform") for which Litton Loan
Servicing LP served as servicer.
The Servicer has assessed its compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2006 and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole, except as disclosed on Exhibit A.
Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2006.
Date: February 27, 2007
LITTON LOAN SERVICING LP, as Servicer
By:
/s/Elizabeth Folk
Elizabeth Folk
Senior Vice President and
Chief Financial Officer
Exhibit 33 a)

Exhibit A
Instances of Non-Compliance
With Regulation AB Servicing Criteria
The Servicer has assessed its compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2006, and has concluded that it has complied, in all material respects, with the Applicable Servicing Criteria with respect to the Platform taken as a whole, except as disclosed below:
Reconciliations for Asset-Backed Securities Related Bank Account 1122(d)(2)(vii)(D)
Our investor bank account reconciliations included certain reconciling items that were not resolved within 90 calendar days of their original identification on eleven of sixty-three investor bank account reconciliations selected for testing. The sum of the reconciling items for those eleven reconciliations was $216,950.
Adjustments to Interest Rates for Pool Assets With Variable Rates 1122(d)(4)(ix)
Our testing of sixty- five adjustable rate mortgages revealed two instances where certain adjustable rate mortgages for which the interest rate reset in the servicing system did not agree to interest rates in the appropriate source index per the borrower's note documents.
These were the result of incorrect information transferring from the prior servicer.
Additionally, the same sixty-five mortgages selected for testing included one instance where the adjustable rate mortgage payment change date in the servicing system did not agree to the loan documents.
Exhibit 33 b)

Management's Assertion

Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB under the Securities Exchange Act of 1934

U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:

U.S. Bank Corporate Trust Asset Backed Securities Platform

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

1.
U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying
Exhibit A;

2.
U.S. Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

3.
U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on
January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report. U.S. Bank's participation in the servicing function complied in all material respects
with the applicable servicing criteria.
4. Ernst & Young, a registered public accounting firm, has issued an attestation report on U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period beginning on
January 1, 2006 and ending December 31, 2006, the end of the fiscal year covered by the Form 10-K report.

U.S. BANK NATIONAL ASSOCIATION

/s/ Bryan R. Calder
Name: Bryan R. Calder
Title: Executive Vice President

Date: February 26, 2007

EXHIBIT A to Management's Assertion

Reg AB Reference Servicing Criteria

General Servicing Considerations

1122(d)(1)(i)
Policies and procedures are instituted to monitor any
performance or other triggers and events of default in
accordance with the transaction agreements.

1122(d)(1)(ii)
If any material servicing activities are outsourced to
third parties, policies and procedures are instituted
to monitor the third party's performance and compliance
with such servicing activities.

1122(d)(1)(iii)
Any requirements in the transaction agreements to
maintain a back-up servicer for the Pool Assets are
maintained.
Not Applicable

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in
effect on the party participating in the servicing
function throughout the reporting period in the amount
of coverage required by and otherwise in accordance
with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the
appropriate custodial bank accounts and related bank
clearing accounts no more than two business days
following receipt, or such other number of days
specified in the transaction agreements.

1122(d)(2)(ii)
Disbursements made via wire transfer on behalf of an
obligor or to an investor are made only by authorized
personnel.

1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections,
cash flows or distributions, and any interest or other
fees charged for such advances, are made, reviewed and
approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash
reserve accounts or accounts established as a form of
over collateralization, are separately maintained
(e.g., with respect to commingling of cash) as set
forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally
insured depository institution as set forth in the
transaction agreements. For purposes of this criterion,
"federally insured depository institution" with respect
to a foreign financial institution means a foreign
financial institution that meets the requirements of
Rule 13k-1(b)(1) of the Securities Exchange Act.
1122(d)(2)(vi) Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including
custodial accounts and related bank clearing accounts.
These reconciliations are (A) mathematically accurate;
(B) prepared within 30 calendar days after the bank
statement cutoff date, or such other number of days
specified in the transaction agreements; (C) reviewed
and approved by someone other than the person who
prepared the reconciliation; and (D) contain
explanations for reconciling items. These reconciling
items are resolved within 90 calendar days of their
original identification, or such other number of days
specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with
the Commission, are maintained in accordance with the
transaction agreements and applicable Commission
requirements. Specifically, such reports (A) are prepared
in accordance with timeframes and other terms set forth
in the transaction agreements; (B) provide information
calculated in accordance with the terms specified in the
transaction agreements; (C) are filed with the Commission
as required by its rules and regulations; and (D) agree
with investors' or the trustee's records as to the total
unpaid principal balance and number
of Pool Assets serviced by the Servicer.

1122(d)(3)(ii)
Amounts due to investors are allocated and remitted in
accordance with timeframes, distribution priority and
other terms set forth in the transaction
agreements.

1122(d)(3)(iii)
Disbursements made to an investor are posted within two
business days to the Servicer's investor records, or such
other number of days specified in the
transaction agreements.

1122(d)(3)(iv)
Amounts remitted to investors per the investor reports
agree with cancelled checks, or other form of payment,
or custodial bank statements.

Pool Asset Administration

1122(d)(4)(i)
Collateral or security on pool assets is maintained as
required by the transaction agreements or related pool
asset documents.
Not Applicable

1122(d)(4)(ii)
Pool assets and related documents are safeguarded as
required by the transaction agreements

Not Applicable

1122(d)(4)(iii)
Any additions, removals or substitutions to the asset
pool are made, reviewed and approved in accordance with any
conditions or requirements in the transaction agreements.
1122(d)(4)(iv) Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are
posted to the Servicer's obligor records maintained no
more than two business days after receipt, or such other
number of days specified in the transaction agreements,
and allocated to principal, interest or other items
(e.g., escrow) in accordance with the related pool
asset documents.
Not Applicable

1122(d)(4)(v)
The Servicer's records regarding the pool assets agree
with the Servicer's records with respect to an obligor's
unpaid principal balance.
Not Applicable

1122(d)(4)(vi)
Changes with respect to the terms or status of an
obligor's pool assets (e.g., loan modifications or re-
agings) are made, reviewed and approved by
authorized personnel in accordance with the
transaction agreements and related pool asset documents.
Not Applicable

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance
plans, modifications and deeds in lieu of foreclosure,
foreclosures and repossessions, as applicable)
are initiated, conducted and concluded in accordance
with the timeframes or other
requirements established by the transaction agreements.
Not Applicable

1122(d)(4)(viii) Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance
with the transaction agreements. Such records are
maintained on at least a monthly basis, or such other
period specified in the transaction agreements, and
describe the entity's activities in monitoring delinquent
pool assets including, for example, phone calls, letters
and payment rescheduling plans in cases where delinquency
is deemed temporary (e.g., illness or unemployment).
Not Applicable

1122(d)(4)(ix)
Adjustments to interest rates or rates of return for
pool assets with variable rates are computed based on the
related pool asset documents.
Not Applicable

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such
as escrow accounts): (A) such funds are analyzed, in
accordance with the obligor's pool asset documents, on at
least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid,
or credited, to obligors in accordance with applicable pool
asset documents and state laws; and (C) such funds are
returned to the obligor within 30 calendar days of
full repayment of the related pool assets, or such other
number of days specified in the transaction agreements.

Not Applicable

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or
insurance payments) are made on or before the related
penalty or expiration dates, as indicated on the
appropriate bills or notices for such payments,
provided that such support has been received by the
servicer at least 30 calendar days prior to these dates,
or such other number of days specified in the transaction
agreements.
Not Applicable

1122(d)(4)(xii)
Any late payment penalties in connection with any
payment to be made on behalf of an obligor are paid from the
Servicer's funds and not charged to the obligor, unless the
late payment was due to the obligor's error or omission.
Not Applicable

1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records
maintained by the servicer, or such other number of
days specified in the transaction agreements.

Not Applicable

1122(d)(4)(xiv) Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the
transaction agreements.

Not Applicable

1122(d)(4)(xv)
Any external enhancement or other support, identified
in Item 1114(a)(1) through (3) or Item 1115 of
Regulation AB, is maintained as set forth in the
transaction agreements.

Exhibit 33 c)

ASSERTION OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

The Bank of New York and The Bank of New York Trust Company, N.A.
(collectively, the "Company") provides this platform-level
assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission.

Management has determined that the following servicing criteria are applicable in regards to the following servicing platform for the following period:

Platform: Publicly-issued (i.e., transaction-level reporting initially required under the Securities Exchange Act of 1934, as amended) residential mortgage-backed securities and other mortgage-related asset-backed securities issued on or after
January 1, 2006 (and like-kind transactions issued prior to
January 1, 2006) for which the Company provides trustee,
securities administration, paying agent or custodial services.
The platform includes like kind transactions for which the
Company provided trustee, securities administrator, paying agent or custodial services as a result of the Company's acquisition as of October 1, 2006 of portions of JPMorgan Chase Bank, N.A.'s corporate trust business, including structured finance agency and trust transactions.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required by the related transaction agreements as to any transaction, except for the following
criteria: 1122 (d) (1)(ii), (iii), (iv), (4) (iv), (v), (vi),
(vii), (viii), (ix), (x), (xi), (xii) and (xiii).

Period: Twelve months ended December 31, 2006.

With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable
Servicing Criteria:

The Company is responsible for assessing its compliance with the
Applicable Servicing Criteria.

The Company has assessed compliance with the Applicable
Servicing Criteria.

As of December 31, 2006 and for the Period, the Company was
in material compliance with the Applicable Servicing Criteria.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance.

The Bank of New York
The Bank of New York
The Bank of New York Trust The Bank of New York Trust
Company, N.A. Company, N.A.

/s/: Robert L. Griffin
/s/: Patrick J. Tadie
Robert L. Griffin Patrick J. Tadie
Authorized Signer Authorized Signer

March 1, 2007